Exhibit 99.1

Microbot Medical’s Chief Medical Officer Dr. Eyal Morag to Highlight Performance, Safety and Usability Benefits of the LIBERTY® Robotic System During Podium Presentation at Prestigious Robotics Conference

HINGHAM, Mass., March 9, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic System, the first single-use endovascular robotic system, today announced that an abstract was accepted for a podium presentation at the Israeli Conference on Robotics (ICR) annual meeting, being held March 28th in Herzliya, Israel.

Dr. Eyal Morag, the Company’s Chief Medical Officer and author of the abstract, will provide an overview of the LIBERTY Robotic System, and the benefits it is expected to provide compared to the current (manual) standard of care, where physicians and medical staff are exposed to radiation and physical stress. Dr. Morag will review the performance of the LIBERTY Robotic System from the Company’s concluded animal feasibility studies, which were conducted by senior, experienced and well-established interventional radiologists, where the system was evaluated on several key metrics, including performance and safety.

Title: Use of a Disposable, Compact, Remote Controlled “LIBERTY” Robot for

Intravascular Navigation: A New Concept in Endovascular Robotics

First Author: Dr. Eyal Morag, Chief Medical Officer of Microbot Medical Inc.

Session Type: Oral Presentation

Date and Time: March 28, 2023, 5:00pm (Israel Time)

The Israel Conference on Robotics, ICR 2023, is organized by the Israel Robotics Association (IROB). It is the leading international robotics event in Israel, offering a rich program of industry and academic experts and a large exhibition of Israeli and international companies. It focuses on promoting and introducing the next generation of high-end robotics, or Robotics 3.0. The conference, exhibition and Innovation Challenge serve as a global meeting place for robotics companies, academia, investors and users, focusing on key sectors, such as healthcare, service robots, logistics, agriculture and intelligent transport.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & DoneTM technologies, the outcome of its studies to evaluate LIBERTY, the One & DoneTM technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical studies and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754